Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-116715 on Form S-8 of our report relating to the financial statements of Color Kinetics Incorporated dated March 14, 2005, appearing in the Annual Report on Form 10-K of Color Kinetics Incorporated for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

March 14, 2005